ARTICLES OF RESTATEMENT
                     OF THE ARTICLES OF INCORPORATION
                                    of
                       THE GOLD CHAIN MINING COMPANY


     Pursuant to the provisions of the Utah Revised Business Corporation Act (Sections 16-10a-1001 through 16-10a-1022, Utah Code Annotated, 1953 as amended), the undersigned, Spenst Hansen and Carlos M. Chavez, the duly elected, qualified, and acting Vice President and Secretary, respectively, of the below-named corporation hereby certify that said corporation adopts the following Articles of Restatement of its Articles of Incorporation.

                                 ARTICLE I

     The name of the corporation is The Gold Chain Mining Company (the "Corporation").

                                ARTICLE II

     The restated Articles of Incorporation are attached hereto as Exhibit
A. The text of the restated Articles of Incorporation as set forth on Exhibit A is incorporated herein by reference.

                                ARTICLE III

     The Restatement contains four amendments to the Articles of Incorporation, which were approved and adopted by the Corporation's shareholders at the June 16, 1995 annual shareholders meeting. Notice of said meeting was given by the President of The Gold Chain Mining Company in the manner provided by law, accompanied by an information statement that stated the text and nature of the four proposed amendments to the Corporation's Articles of Incorporation.

      A. Amendment to Article V of the Articles of Incorporation

     Article V is hereby amended to read:

     The aggregate number of shares which the Corporation shall have the authority to issue is 10,000,000 shares of Common Stock, which together have unlimited voting rights and are entitled to receive the net assets of the Corporation upon dissolution.

     The foregoing amendment to Article V of the Articles of Incorporation was adopted and ratified at the annual meeting of the shareholders held June 16, 1995. On the record date for the meeting, May 5, 1995, 1,227,975 common shares, being all outstanding common shares of the Corporation, were entitled to vote on the matters considered at that meeting. 744,784 shares, being a majority of the outstanding common shares of the Corporation entitled to vote, voted in favor of this amendment, which was sufficient for approval of such amendment. Zero shares voted against or abstained from voting on the amendment. The remaining shares were not present at the meeting. No other class of shares was entitled to vote thereon.

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      B. Addition of Article XX to the Articles of Incorporation

     Article XX is hereby added:

     The Corporation does not elect to have shareholders' preemptive rights. The shareholders of the Corporation do not have preemptive rights, and any predecessor or successor corporation with respect to the Corporation shall be treated for all purposes as if its articles of incorporation expressly deny preemptive rights by including the statement "the corporation does not elect to have preemptive rights."

     The foregoing addition of Article XX to the Articles of Incorporation was adopted and ratified at the annual meeting of the shareholders held June 16, 1995. On the record date for the meeting, May 5, 1995, 1,227,975 common shares, being all outstanding common shares of the Corporation, were entitled to vote on the matters considered at that meeting. 744,784 shares, being a majority of the outstanding common shares of the Corporation entitled to vote, voted in favor of this amendment, which was sufficient for approval of such amendment. Zero shares voted against or abstained from voting on the amendment. The remaining shares were not present at the meeting. No other class of shares was entitled to vote thereon.

      C. Addition of Article XXI to the Articles of Incorporation

     Article XXI is hereby added:

     To the extent permitted by law, a director of the Corporation whether past, present, or future, shall not personally be liable to the Corporation or to its shareholders for monetary damages for any action taken or any failure to take any action as a director, except liability for: (a) the amount of a financial benefit received by a director to which he is not entitled; (b) an intentional infliction of harm on the corporation or the shareholders; (c) a violation for an unlawful distribution; or
     (d) an intentional violation of criminal law. To the extent permitted by law, the Corporation shall indemnify any of its officers and directors, past, present, and future, for or on account of any act or omission alleged to have been committed while acting within the scope of their duties as officers or directors of the Corporation.

     The foregoing addition of Article XXI to the Articles of Incorporation was adopted and ratified at the annual meeting of the shareholders held June 16, 1995. On the record date for the meeting, May 5, 1995, 1,227,975 common shares, being all outstanding common shares of the Corporation, were entitled to vote on the matters considered at that meeting. 744,784 shares, being a majority of the outstanding common shares of the Corporation entitled to vote, voted in favor of this amendment, which was sufficient for approval of such amendment. Zero shares voted against or abstained from voting on the amendment. The remaining shares were not present at the meeting. No other class of shares was entitled to vote thereon.

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      D. Addition of Article XXII to the Articles of Incorporation

     Article XXII is hereby added:

     Any action which may be taken at a shareholders meeting may be taken without meeting and without prior notice, if one or more consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than a majority, or in any event, not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted.

     The foregoing addition of Article XXII to the Articles of Incorporation was adopted and ratified at the annual meeting of the shareholders held June 16, 1995. On the record date for the meeting, May 5, 1995, 1,227,975 common shares, being all outstanding common shares of the Corporation, were entitled to vote on the matters considered at that meeting. 744,784 shares, being a majority of the outstanding common shares of the Corporation entitled to vote, voted in favor of this amendment, which was sufficient for approval of such amendment. Zero shares voted against or abstained from voting on the amendment. The remaining shares were not present at the meeting. No other class of shares was entitled to vote thereon.

                                ARTICLE IV

     The foregoing Articles of Restatement were authorized and adopted by unanimous vote of the Board of Directors at the June 17, 1995 Board of Directors annual meeting. These Articles of Restatement do not require shareholder approval and are made without shareholder action due to the fact that all substantive changes to the Articles of Incorporation, as stated within these Articles of Restatement, have been approved by shareholder vote.

     IN WITNESS WHEREOF, the undersigned have executed these Articles of Restatement of the Articles of Incorporation on the 25th day of April, 1996.

THE GOLD CHAIN MINING COMPANY

   /s/ Spenst Hansen
______________________________
By:   Spenst Hansen
Its:  Vice President

   /s/ Carlos M. Chavez
______________________________
By:   Carlos M. Chavez
Its:  Corporate Secretary

     The Corporation hereby files with the Division of Corporations and Commercial Code of the State of Utah these Articles of Restatement of the Articles of Incorporation, which contain the text of the Articles of Incorporation (Restated) as an exhibit. The Articles of Incorporation (Restated) are effective immediately upon the filing of these Articles with the Division.

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                   ACKNOWLEDGMENT BY CORPORATE OFFICERS

 STATE OF UTAH             }
                           }  ss.
 COUNTY OF SALT LAKE       }

     On this 25th day of April, 1996, before me personally appeared Spenst Hansen and Carlos M. Chavez, to me personally known or properly identified as the same, and who being by me duly sworn (or affirmed), did each state that he is the Vice President and Secretary, respectively, of The Gold Chain Mining Company, a Utah corporation, and that said instrument was signed and sealed on behalf of said corporation by authority of its board of directors, and did each acknowledge said instrument to be the free act and deed of said corporation.

   /s/ Theresa M. Rogers
______________________________                     [ SEAL ]
NOTARY PUBLIC
Residing at: Salt Lake City, Utah
My commission expires: 1-9-00



                                                                EXHIBIT "A"
                        ARTICLES OF INCORPORATION
                                    OF
                       THE GOLD CHAIN MINING COMPANY
                                (RESTATED)

     {The text and numbering of the Articles of Incorporation have been amended and restated, as set forth below, pursuant to the adoption of Articles of Restatement of the Articles of Incorporation, and effective immediately upon filing the same with the State of Utah.}

                             ARTICLE I - NAME

     The name of the corporation is "THE GOLD CHAIN MINING COMPANY" (hereinafter called the "Corporation").

                           ARTICLE II - PURPOSE

     The Corporation is organized for the purpose of transacting any lawful act or activity for which corporations may be organized under the Utah Revised Business Corporation Act.

                        ARTICLE III - CAPITAL STOCK

     The aggregate number of shares which the Corporation shall have the authority to issue is 10,000,000 shares of Common Stock, which together have unlimited voting rights and are entitled to receive the net assets of the Corporation upon dissolution.

                 ARTICLE IV - REGISTERED OFFICE AND AGENT

     The street address of the registered office of the Corporation and its mailing address is 331 South Rio Grande Street, Suite 208, Salt Lake City, Utah 84101; and the name of the registered agent of the Corporation at that address is Carlos M. Chavez.

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               ARTICLE V - OFFICERS AND DIRECTORS LIABILITY

     To the extent permitted by law, a director of the Corporation whether past, present, or future, shall not personally be liable to the Corporation or to its shareholders for monetary damages for any action taken or any failure to take any action as a director, except liability for: (a) the amount of a financial benefit received by a director to which he is not entitled; (b) an intentional infliction of harm on the corporation or the shareholders; (c) a violation for an unlawful distribution; or (d) an intentional violation of criminal law. To the extent permitted by law, the Corporation shall indemnify any of its officers and directors, past, present, and future, for or on account of any act or omission alleged to have been committed while acting within the scope of their duties as officers or directors of the Corporation.

                       ARTICLE VI - INTERNAL AFFAIRS

     The Directors shall adopt Bylaws which are not inconsistent with law or these Restated Articles for the regulation and management of the affairs of the Corporation. The Directors may adopt provisions in such Bylaws which provide for staggering the terms of directors by dividing the total number of directors into two or three groups, with each group containing 1/2 or 1/3 of the total, as near as may be. These Bylaws may be amended from time to time or repealed pursuant to law.

                      ARTICLE VII - PREEMPTIVE RIGHTS

     The Corporation does not elect to have shareholders' preemptive rights. The shareholders of the Corporation do not have preemptive rights, and any predecessor or successor corporation with respect to the Corporation shall be treated for all purposes as if its articles of incorporation expressly deny preemptive rights by including the statement "the corporation does not elect to have preemptive rights."

                   ARTICLE VIII -  ACTIONS TAKEN OR AUTHORIZED
                   UPON CONSENT OF FEWER THAN ALL SHAREHOLDERS

     Any action which may be taken at a shareholders meeting may be taken without meeting and without prior notice, if one or more consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than a majority, or in any event, not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted.

     IN WITNESS WHEREOF, the undersigned have executed these Restated Articles of Incorporation on the _____ day of _____________, 199__.

THE GOLD CHAIN MINING COMPANY


______________________________
By:   Spenst Hansen
Its:  Vice President


______________________________
By:   Carlos M. Chavez
Its:  Corporate Secretary

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                   ACKNOWLEDGMENT BY CORPORATE OFFICERS

 STATE of _________________}
                           ) ss.
 COUNTY of ________________}

     On this ______ day of ____________, 199___, before me personally appeared Spenst Hansen and Carlos M. Chavez, to me personally known or properly identified as the same, and who being by me duly sworn (or affirmed), did each state that he is the Vice President and Secretary, respectively, of The Gold Chain Mining Company, a Utah corporation, and that said instrument was signed and sealed on behalf of said corporation by authority of its board of directors, and did each acknowledge said instrument to be the free act and deed of said corporation.


_________________________________
NOTARY PUBLIC

Residing at: ____________________

My commission expires: __________



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